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                               ARIS CORPORATION

                                  Exhibit 2.1
  Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession



         The Agreement and Plan of Merger by and among ARIS Corporation, Enterprise Computing Inc. and the Stockholders of Enterprise Computing Inc. dated September 13, 1997, was filed by the Company with the Securities and Exchange Commission on Form 8-K on September 26, 1997, and is incorporated herein by reference.